UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2017

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Please see the disclosure relating to the estimated cash and investments in market securities of Nektar Therapeutics, a Delaware corporation (the “Company”), set forth under Item 8.01 “Other Events” of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.02.

Item 8.01	Other Events.

On January 5, 2017, the Company announced that President and Chief Executive Officer, Howard W. Robin, will make a presentation at the upcoming 35th Annual J.P. Morgan Healthcare Conference in San Francisco at the Westin St. Francis Hotel on Tuesday, January 10, 2017, at 2:00 p.m. Pacific time. The presentation will be accessible via a Webcast through a link posted on the Investors, Investor Events section of the Nektar website: http://www.nektar.com. In addition, the Company will webcast the Q&A breakout session immediately following its presentation at 2:30 p.m. Pacific Time. This Webcast will be available for replay until February 17, 2017.

As part of the presentation, Mr. Robin intends to announce that, based upon the Company’s preliminary estimates, as of December 31, 2016, the Company had cash and investments in marketable securities of approximately $389 million. This financial information has been prepared by and is the responsibility of the Company’s management and has not been audited by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion on or provide any other form of assurance with respect to this preliminary data. This financial information is subject to the completion of the Company’s year-end financial closing procedures, the preparation of the Company’s consolidated financial statements, and the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2016, and the Company’s actual results may differ from these estimates.

Mr. Robin also expects to present information, including making certain forward-looking statements, regarding the potential future royalty revenues from the Company’s partner collaboration agreements over the next several years, pre-clinical and clinical development results and the progress and potential for the Company’s proprietary drug development programs, the planned start date time frames for future clinical trials of the Company’s programs (NKTR-214, NKTR-358, NKTR-255, and NKTR-102), the timing and availability of future clinical results and regulatory decisions of the Company’s programs (NKTR-181, ONZEALDTM, NKTR-214, NKTR-358, Ciprofloxacin Dry Powder for Inhalation, Amikacin Inhale, and ADYNOVATETM), the potential for submitting a New Drug Application (“NDA”) on an accelerated basis to the Food and Drug Administration (“FDA”) in the event there is a positive outcome from the ongoing blinded Phase 3 clinical study for NKTR-181, and certain other future events.  This information and these forward-looking statements involve substantial risks and uncertainties including but not limited to:

•	The Company’s proprietary drug candidates and those of its collaboration partners, including NKTR-181, NKTR-214, ONZEALDTM, NKTR-358, NKTR-255, Ciprofloxacin Dry Powder for Inhalation and Amikacin Inhale, are still in clinical development and the risk of failure remains high and can unexpectedly occur at any time prior to regulatory approval due to lack of efficacy, safety issues, manufacturing challenges or other factors that can impact drug development.

•	The estimated timing of the commencement of and completion of clinical trials and the subsequent availability of clinical trial results may be delayed or unsuccessful due to additional time being required to measure certain clinical trial end points, slower than anticipated patient accrual, regulatory delays, clinical trial design (and regulatory concurrence for design), manufacturing challenges, changing standards of care or unexpected clinical outcomes.

•	The time required for obtaining regulatory decisions is uncertain and difficult to predict. The FDA and other foreign regulatory authorities have substantial discretion, at any phase of development, to terminate clinical studies, require additional clinical development or other testing, delay or withhold registration and marketing approval and mandate product withdrawals, including recalls.

•	The royalty revenue potential from the Company’s collaboration partners, including the revenue from the sales of ADYNOVATE® and MOVANTIK®, is based on management’s current estimates only (and in some cases based on third party data that has not been independently verified by the Company) and actual royalty revenue may differ materially and adversely. The Company relies solely on our collaboration partners to market and sell these products. The Company has very little control over the timing and level of resources that our collaboration partners dedicate to commercial marketing efforts such as the amount of investment in sales and marketing personnel, general marketing campaigns, direct-to-consumer advertising, product sampling, pricing agreements and rebate strategies with government and private payers, manufacturing and supply of drug product, and other marketing and selling activities that need to be undertaken and well executed for a drug to have the potential to achieve commercial success.

•	The Company’s patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required in the future.

•	The outcome of any existing or future intellectual property or other litigation related to the Company’s proprietary product candidates or partner product candidates where the Company has indemnification responsibility is unpredictable and could have a material adverse effect on our business, results of operations and financial condition.

•	The market sizes for the Company’s proprietary and partnered product programs are based on management’s current estimates only (and in some cases based on third party data that has not been independently verified by the Company) and actual market sizes may differ materially and adversely.

•	Other important risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2016 for the quarter ended September 30, 2016.

Actual results could differ materially from the forward-looking statements and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

Date: January 10, 2017